                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            BLUESTONE SOFTWARE, INC.
                            ------------------------
             (Exact Name of Registrant as Specified in Its Charter)



                     Delaware                               22-2964141
     ----------------------------------------            ----------------
     (State of Incorporation or Organization)            (I.R.S. Employer
                                                        Identification No.)

                 1000 Briggs Road
                 Mount Laurel, NJ                              08054
     ----------------------------------------               ----------
     (Address of Principal Executive Offices)               (Zip Code)


If this form relates to the              If this form relates to the
registration of a class of               registration of a class of
securities pursuant to Section           securities pursuant to Section
12(b) of the Exchange Act and is         12(g) of the Exchange Act and is
effective pursuant to General            effective pursuant to General
Instruction A.(c), please check the      Instruction A.(d) please check the
following box. [ ]                       following box. [X]


Securities Act registration statement file number to which this form relates:
333-82213
----------------
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


      Title of Each Class              Name of Each Exchange on Which
      to be so Registered              Each Class is to be Registered
      -------------------              ------------------------------
              None                                  N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share


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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The Common Stock, $0.001 par value per share of Bluestone Software, Inc. (the "Registrant" or the "Company") is described under the Caption "Description of Securities" in Registration Statement No. 333-82213 (the "Registration Statement") on Form S-1 filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The section entitled "Description of Securities" in the form of prospectus included in the Registration Statement is incorporated herein by reference.

Item 2.   EXHIBITS


          Exhibit No.            Description
          -----------            -----------
               1              Third Amended and Restated Certificate of
                              Incorporation of Bluestone, as amended -
                              incorporated by reference to Exhibit 3.1 to the
                              Registration Statement.

               2              Bylaws of Bluestone - incorporated by reference to
                              Exhibit 3.2 to the Registration Statement.

               3*             Form of Fourth Amended and Restated Certificate of
                              Incorporation of Bluestone - incorporated by reference to Exhibit 3.3 to the Registration
                              Statement.

               4* Form of Amended and Restated Bylaws of Bluestone - incorporated by reference to Exhibit 3.4 to the Registration Statement.

               5* Specimen Stock Certificate of Bluestone - incorporated by reference to Exhibit 4.1 to the Registration Statement.

               6              Second Restated First Refusal and Co-Sale
                              Agreement, dated as of May 25, 1999, between Bluestone and the investors and stockholders listed therein - incorporated by reference to
                              Exhibit 10.34 to the Registration Statement.

               7 Second Restated Investors' Rights Agreement, dated as of May 25, 1999, between Bluestone and the investors and stockholders listed therein, as amended by the First Amendment dated as of June 16, 1999 - incorporated by reference to
                              Exhibit 10.35 to the Registration Statement.

               8              Restated Voting Agreement, dated as of April 23,
                              1998, between Bluestone and the investors and founders listed therein, as amended by the First
                              Amendment dated as of June 16, 1999 incorporated by reference to Exhibit 10.36 to the Registration
                              Statement.


-------------------------------
*  To be filed by amendment.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           BLUESTONE SOFTWARE, INC.


Date: July 7, 1999                         By: /s/ S. Craig Huke
                                              ----------------------------------
                                             S. Craig Huke
                                             Senior Vice President and
                                             Chief Financial Officer


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                                  EXHIBIT INDEX


           Exhibit No.        Description
               1              Third Amended and Restated Certificate of
                              Incorporation of Bluestone, as amended -
                              incorporated by reference to Exhibit 3.1 to the
                              Registration Statement.

               2              Bylaws of Bluestone - incorporated by reference to
                              Exhibit 3.2 to the Registration Statement.

               3*             Form of Fourth Amended and Restated Certificate of
                              Incorporation of Bluestone - incorporated by reference to Exhibit 3.3 to the Registration
                              Statement.

               4* Form of Amended and Restated Bylaws of Bluestone - incorporated by reference to Exhibit 3.4 to the Registration Statement.

               5* Specimen Stock Certificate of Bluestone - incorporated by reference to Exhibit 4.1 to the Registration Statement.

               6              Second Restated First Refusal and Co-Sale
                              Agreement, dated as of May 25, 1999, between Bluestone and the investors and stockholders listed therein - incorporated by reference to
                              Exhibit 10.34 to the Registration Statement.

               7 Second Restated Investors' Rights Agreement, dated as of May 25, 1999, between Bluestone and the investors and stockholders listed therein, as amended by the First Amendment dated as of June 16, 1999 incorporated by reference to
                              Exhibit 10.35 to the Registration Statement.

               8              Restated Voting Agreement, dated as of April 23,
                              1998, between Bluestone and the investors and founders listed therein, as amended by the First
                              Amendment dated as of June 16, 1999 - incorporated by reference to Exhibit 10.36 to the Registration
                              Statement.


----------------------------
*  To be filed by amendment.